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                                                                     EXHIBIT 2.2
                                                                     -----------

                               AMENDMENT NO. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION



     AMENDMENT NO. 1 dated as of March 16, 2001 by and among Lionbridge
Technologies, Inc., a Delaware corporation ("Parent"), Diamond Acquisition
Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger
Sub"), and Data Dimensions, Inc., a Delaware corporation ("Diamond").

     WHEREAS, Parent, Merger Sub and Diamond are parties to that certain
Agreement and Plan of Reorganization dated as of March 8, 2001 (the "Merger
Agreement") and desire to amend such Merger Agreement.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the agreements herein contained, Parent, Merger Sub and Diamond agree as follows:

     1. Effective upon the signing of this Amendment No. 1 by the parties hereto, the first sentence of Section 1.3 of the Merger Agreement shall be amended to replace the date "June 30, 2001" with the date "July 31, 2001."

     2. Effective upon the signing of this Amendment No. 1 by the parties hereto, Section 9.3(a) of the Merger Agreement shall be amended to replace the date "June 30, 2001" with the date "July 31, 2001."

     3. Effective upon the signing of this Amendment No. 1 by the parties hereto, Section 9.4 of the Merger Agreement shall be amended to replace the date
"July 16, 2001" with the date "July 31, 2001."

     4. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Merger Agreement.

     5. Except as amended hereby, the Merger Agreement shall remain unchanged and in full force and effect.

     6. This Amendment No. 1 may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument.


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                                     - 2 -

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first above written.

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


LIONBRIDGE TECHNOLOGIES, INC.                                     DATA DIMENSIONS, INC.


By: /s/ Stephen J. Lifshatz                                       By: /s/ Peter A. Allen
   -------------------------------                                   -------------------------------
Name: /s/ Stephen J. Lifshatz                                     Name: Peter A. Allen
     -----------------------------                                     ----------------------------
Title: Senior Vice President, Chief Finanical                     Title: Chief Executive Officer and President
      ----------------------------------------                          --------------------------------------
      Officer and Treasurer
      ---------------------



DIAMOND ACQUISITION CORP.


By: /s/ Stephen J. Lifshatz
    ----------------------------------
Name: /s/ Stephen J. Lifshatz
     ---------------------------------
Title: Chief Financial Officer and Treasurer
      --------------------------------------